UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 20, 2007

Walgreen Co.
(Exact name of registrant as specified in its charter)

Illinois	1-604	36-1924025
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

200 Wilmot Road, Deerfield, Illinois 60015
(Address of principal executive offices) (Zip Code)
(847) 914-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 8.01 Other Events.

     On July 2, 2007, Walgreen Co., an Illinois corporation (the “Company”) and Bison Acquisition Sub Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Acquisition Sub”), announced they had entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Option Care, Inc., a Delaware corporation (“Option Care”). Pursuant to the Merger Agreement, Acquisition Sub commenced a cash tender offer to acquire all of the outstanding shares of common stock of Option Care, par value $0.01 per share (the “Shares”), at a price of $19.50 per Share, upon the terms and subject to the conditions disclosed in the Offer to Purchase included in the tender offer statement on Schedule TO and in the related Letter of Transmittal (as amended or supplemented from time to time) filed by the Company and Acquisition Sub with the U.S. Securities and Exchange Commission on July 17, 2007 (the “Offer”).

     The initial period of the Offer expired at 12:00 midnight, New York City Time, at the end of Monday, August 13, 2007. On August 14, 2007, the Company announced in a press release that Acquisition Sub had commenced a subsequent offering period to acquire all remaining untendered Shares. The subsequent offering period expired at 5:00 p.m., New York City Time, on Friday, August 17, 2007. On August 20, 2007, the Company announced in a press release that according to Computershare Trust Company, N.A., the depositary for the Offer, as of 5:00 p.m., New York City Time, August 17, 2007, a total of approximately 32.7 million Shares were validly tendered in the initial and subsequent offering periods of the Offer, which represent approximately 94% of all outstanding Shares. Acquisition Sub has accepted for payment all Shares tendered during the subsequent offering period pursuant to the terms of the Offer.

     Pursuant to a short-form merger procedure available under Delaware law, Acquisition Sub filed a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware on August 20, 2007 whereupon the Merger became effective (the “Merger”). In the Merger, each remaining Share (other than Shares purchased in the Offer and certain other shares) was converted into the right to receive $19.50 per share in cash, without interest.

     Effective as of the close of trading on August 20, 2007, the Shares are no longer traded on the Nasdaq.

     The full text of the press release issued by Walgreens on August 20, 2007 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

The following exhibits are filed as part of this report:

Exhibit                                    Description

99.1 Press Release, dated August 20, 2007 by Walgreen Co.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Walgreen Co.
(Registrant)

Date: August 20, 2007	By: /s/ William M. Rudolphsen
Name: William M. Rudolphsen
Title: Vice President

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release, dated August 20, 2007 by Walgreen Co.